Exhibit 99.1

UNAUDITED PRO FORMA FINANCIAL INFORMATION

(Dollar amounts presented in thousands, except per share amounts)

Advanced Drainage Systems, Inc. (the “Company” or “ADS”) established an Employee Stock Ownership Plan (the “ESOP” or the “Plan”) effective April 1, 1993. The Plan operated as a tax-qualified leveraged ESOP and was designed to enable eligible employees to acquire stock ownership interests in ADS. The Plan was originally funded through a transfer of assets from the Company’s tax-qualified profit-sharing retirement plan, as well as a 30-year term loan from ADS (“the ESOP Loan”).

The Plan assets included all issued and outstanding shares of the Company’s 2.5% cumulative convertible preferred stock, $0.01 par value per share (the “Preferred Stock”). The ESOP Loan was secured by a pledge of unallocated Preferred Stock that had not yet been released from the ESOP Loan pledge and allocated to ESOP participants’ accounts. The Preferred Stock was convertible into shares of the Company's common stock, $0.01 par value per share (“Common Stock”) and had a required cumulative 2.5% dividend (based on the liquidation value of $0.7818 per share) and was currently convertible at a rate of 0.7692 shares of Common Stock for each share of Preferred Stock (the “Conversion Rate”). The 2.5% annual dividend was payable in cash or additional shares of Preferred Stock.

Within 30 days following the repayment of the ESOP loan, the ESOP committee could direct the shares of Preferred Stock owned by the ESOP to be converted into shares of the Company’s Common Stock. On February 3, 2022, the ESOP committee notified the Company that it will instruct the ESOP trustee to cause the repayment of the remaining balance of the ESOP Loan in full with proceeds from a cash contribution to be paid by the Company to the ESOP, which repayment occurred on March 31, 2022. Following the repayment of the ESOP Loan, the ESOP trustee caused the remaining 0.3 million shares of Preferred Stock to be released from the pledge, and all currently outstanding shares of Preferred Stock held by the ESOP were thereafter converted into shares of the Company’s Common Stock at the Conversion Rate, with such conversion effective as of April 11, 2022 (the “Preferred Stock Conversion”).

The following unaudited pro forma financial information of the Company, including the explanatory notes (collectively, the “pro forma financial information”) are presented to illustrate the effects of (i) the repayment of the ESOP loan by the ESOP, (ii) the allocation of the remaining unallocated shares of Preferred Stock released from the pledge securing the ESOP Loan, and (iii) the completion of the Preferred Stock Conversion (collectively, the “ESOP Transition Events”).

In addition to the ESOP Transition Events, the pro forma financial information reflects an estimated annual compensation expense (“401k Expense”) for the combined 401(k) plan and ESOP (“KSOP”) resulting from the merger of the ESOP into and with the Company’s 401(k) retirement plan effective April 1, 2022.

The pro forma financial information was based on, and should be read in conjunction with, the following historical consolidated financial information and accompanying notes:

–Audited historical consolidated financial statements of the Company, and the related notes for the fiscal year ended March 31, 2022, included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2022

The unaudited pro forma balance sheet as of March 31, 2022 assumes the ESOP Transition Events occurred on March 31, 2022. The unaudited pro forma statements of operations for the year ended March 31, 2022 assumes the ESOP Transition Events occurred on April 1, 2021, the beginning of the Company’s fiscal year ended March 31, 2022.

In the opinion of management, all adjustments necessary to present fairly the pro forma financial information have been reflected. The assumptions underlying the pro forma adjustments are described fully in the accompanying notes, which should be read in conjunction with the pro forma financial information. The pro forma financial information are unaudited and are not necessarily indicative of the financial position or results of operations that would have been realized had the ESOP Transition Events occurred as of the dates indicated, nor is it meant to be indicative of any anticipated financial position or future results of operations that the Company will experience after the ESOP Transition Events.

Financial Statements
UNAUDITED PRO FORMA CONDENSED BALANCE SHEET
AS OF MARCH 31, 2022
(in thousands)

	Historical	ESOP Transition Events	Ref	Pro Forma
ASSETS
Current assets:
Cash	$20,125	$—		$20,125
Receivables	341,753	—		341,753
Inventories	494,324	—		494,324
Other current assets	15,696	—		15,696
Total current assets	871,898	—		871,898
Property, plant and equipment, net	619,383	—		619,383
Other assets:
Goodwill	610,293	—		610,293
Intangible assets, net	431,385	—		431,385
Other assets	116,799	—		116,799
Total assets	$2,649,758	$—		$2,649,758
LIABILITIES, MEZZANINE EQUITY AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current maturities of debt obligations	$19,451	$—		$19,451
Current maturities of finance lease obligations	5,089	—		5,089
Accounts payable	224,986	—		224,986
Other accrued liabilities	134,877	—		134,877
Accrued income taxes	6,838	—		6,838
Total current liabilities	391,241	—		391,241
Long-term debt obligations	908,705	—		908,705
Long-term finance lease obligations	11,393	—		11,393
Deferred tax liabilities	168,435	—		168,435
Other liabilities	64,939	—		64,939
Total liabilities	1,544,713	—		1,544,713
Mezzanine equity:
Redeemable convertible preferred stock: $0.01 par value; 47,070 shares authorized; 44,170 shares issued; 15,630 shares outstanding	195,384	(195,384)	2	—
Redeemable common stock, 12,022 shares outstanding	—	195,384	2	195,384
Total mezzanine equity	195,384	—		195,384
Stockholders’ equity:
Common stock; $0.01 par value: 1,000,000 shares authorized; 75,529 shares issued; 72,309 shares outstanding	11,612	—		11,612
Paid-in capital	1,065,628	—		1,065,628
Common stock in treasury, at cost	(318,691)	—		(318,691)
Accumulated other comprehensive loss	(24,386)	—		(24,386)
Retained earnings	158,876	—		158,876
Total ADS stockholders’ equity	893,039	—		893,039
Noncontrolling interest in subsidiaries	16,622	—		16,622
Total stockholders’ equity	909,661	—		909,661
Total liabilities, mezzanine equity and stockholders’ equity	$2,649,758	$—		$2,649,758

UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
FOR THE FISCAL YEAR ENDED MARCH 31, 2022
(in thousands, except per share data)

	Historical	ESOP Transition Events	Ref	401k Expense	Ref	Pro Forma	Ref
Net sales	$2,769,315	$—		$—		$2,769,315
Cost of goods sold	1,949,750	(33,942)	3a	6,030		1,921,838
Cost of goods sold - ESOP acceleration and special dividend compensation	19,181	(19,181)	3b	—	4a	—
Gross profit	800,384	53,123		(6,030)		847,477
Operating expenses:						—
Selling, general and administrative	309,840	(19,459)	3a	2,970	4a	293,351
Selling, general and administrative - ESOP acceleration and special dividend compensation	11,254	(11,254)	3b			—
Loss on disposal of assets and costs from exit and disposal activities	3,398	—		—		3,398
Intangible amortization	63,974	—		—		63,974
Income from operations	411,918	83,836		(9,000)		486,754
Other expense:						—
Interest expense	33,550	—		—		33,550
Derivative (gains) and other (income), net	(5,143)	—		—		(5,143)
Income before income taxes	383,511	83,836		(9,000)		458,347
Income tax expense	110,071	3,856	3c	(2,250)	4b	111,677
Equity in net (income) of unconsolidated affiliates	(1,586)	—		—		(1,586)
Net income	275,026	79,980		(6,750)		348,256
Less: net income attributable to noncontrolling interest	3,695	—		—		3,695
Net income attributable to ADS	271,331	79,980		(6,750)		344,561
Weighted average common shares outstanding:
Basic	71,276	13,635	5			84,911
Diluted	72,911	13,635	5			86,546
Net income per share available to common stockholders:
Basic	$3.22					$4.06	5
Diluted	$3.15					$3.98	5

ADVANCED DRAINAGE SYSTEMS, INC.
NOTES TO THE UNAUDITED CONDENSED PRO FORMA FINANCIAL INFORMATION
1.BASIS OF PRESENTATION
The unaudited pro forma financial information and related notes were prepared in accordance with Article 11 of Regulation S-X and is based upon ADS’s fiscal year end reporting, which ends on March 31 of each calendar year.
2.UNAUDITED PRO FORMA CONDENSED BALANCE SHEET ADJUSTMENTS

After the repayment of the ESOP loan, the remaining unallocated shares of Preferred Stock were allocated, and within thirty days following ESOP Loan repayment all outstanding shares of Preferred Stock were converted to Common Stock at the rate of 0.7692 shares of Common Stock for each share of Preferred Stock, which are classified in the unaudited pro forma balance sheet and referred to as “Redeemable common stock”. These adjustments reflect the adjustment of the conversion of the Preferred Stock to Redeemable common stock reflecting the existing carrying value.
3.UNAUDITED PRO FORMA STATEMENT OF OPERATIONS ADJUSTMENT RELATED TO ESOP TRANSITION EVENTS

(a) These adjustments reflect the reduction to ESOP compensation expense recorded to eliminate the expense recorded during the period presented, as the ESOP compensation expense will no longer be incurred after the Preferred Stock is fully allocated as part of the ESOP Transition Events.

(in thousands)	Fiscal Year Ended March 31, 2022
Cost of goods sold	$33,942
Selling, general & administrative expenses	19,459
ESOP compensation expense	$53,401

(b) The accelerated ESOP compensation expense is based on the number of the Preferred Stock allocated in the fourth quarter related to the ESOP Transition Events.

(in thousands)	Fiscal Year Ended March 31, 2022
Cost of goods sold	$19,181
Selling, general & administrative expenses	11,254
ESOP acceleration compensation expense	$30,435
(c) The income tax deduction for expense is limited to the Company’s original basis in the Preferred Stock. ADS elected to use the actual tax effect rather than the pro forma rate due to the deduction limitation as it is more representative of the impact.
4.UNAUDITED PRO FORMA STATEMENT OF OPERATIONS ADJUSTMENT RELATED TO 401K EXPENSE

(a) ADS has combined retirement plans, resulting from the merger of its ESOP into its 401(k) retirement plan to form a combined 401(k) plan and ESOP (“KSOP”) with employer matching contributions, which will result in incremental annual compensation expense of approximately $8 million to $10 million, which the mid-point of is reflected in the pro forma financial information.

(in thousands)	Fiscal Year Ended March 31, 2022
Cost of goods sold	$6,030
Selling, general & administrative expenses	2,970
ESOP compensation expense	$9,000

(b) Reflects the income tax effect of the pro forma adjustments using an estimated state and federal statutory tax rate of 25%

5.UNAUDITED NET INCOME PER SHARE
Basic net income per share is calculated by dividing the Net income available to common stockholders by the weighted-average number of common shares outstanding during the period, without consideration for common stock equivalents. Diluted net income per share is computed by dividing the Net income available to common stockholders by the weighted-average number of common stock equivalents outstanding for the period.

Holders of redeemable convertible preferred stock participate in dividends on an as-converted basis when declared on common stock. Preferred Stock meets the definition of participating securities, which requires the Company to apply the two-class method to compute both basic and diluted net income per share. The two-class method is an earnings allocation formula that treats participating securities as having rights to earnings that would otherwise have been available to common stockholders. The dilutive effect of stock options, redeemable common stock, performance units and unvested nonparticipating restricted stock is based on the more dilutive of the treasury stock method or the diluted two-class method.

The following reflects the adjustments to both basic and diluted net income per share for (1) the changes to net income attributable to ADS noted in the unaudited pro forma statements of operations, (2) the conversion of the Preferred Stock to Redeemable common stock and (3) the adjustment to the methodology of calculating net income per share from using the two-class method to the treasury stock method, as all holders will be common stock holders and no longer participating shareholders.

	Fiscal Year Ended March 31, 2022
(In thousands, except per share data)	Historical	ESOP Transition Events		401k Expense		Proforma
NET INCOME PER SHARE — BASIC:
Net income attributable to ADS	$271,331	$79,980	(a)	$(6,750)	(d)	$344,561
Adjustment for:
Dividends paid to participating securities	(5,940)	5,940	(b)	—		—
Net income available to common stockholders and participating securities	265,391	85,920		(6,750)		344,561
Undistributed income allocated to participating securities	(35,859)	35,859	(b)	—		—
Net income available to common stockholders — Basic	229,532	121,779		(6,750)		344,561
Weighted average number of common shares outstanding — Basic	71,276	13,635	(c)	—		84,911
Net income per common share — Basic	$3.22					$4.06
NET INCOME PER SHARE — DILUTED:
Net income available to common stockholders — Diluted	229,532	121,779		(6,750)		344,561
Weighted average number of common shares outstanding — Basic	71,276	13,635		—		84,911
Assumed restricted stock - nonparticipating	245	—		—		245
Assumed exercise of stock options	882	—		—		882
Assumed performance units	508	—		—		508
Weighted average number of common shares outstanding — Diluted	72,911	13,635	(c)	—		86,546
Net income per common share —Diluted	$3.15					$3.98
(a) Reflects the adjustment for the changes to Net income attributable to ADS related to the ESOP Transition Events outlined in the Pro Forma Statement of Operations

(b) Reflects the elimination of adjustments for participating securities as the Company is no longer required to calculate earnings per share using the two-class method, which allocates earnings to participating securities

(c) Reflects the conversion of Preferred Stock to redeemable common shares

(d) Reflects the the adjustment for the changes to Net income attributable to ADS related to the 401k expense     outlined in the Pro Forma Statement of Operations

6. SUPPLEMENTAL NON-GAAP FINANCIAL MEASURES
Adjusted EBITDA and Adjusted EBITDA Margin - Adjusted EBITDA and Adjusted EBITDA Margin, which are non-GAAP financial measures, have been included with pro forma financial information as supplemental measures of financial performance that are not required by, or presented in accordance with GAAP and should not be considered as alternatives to net income as measures of financial performance or cash flows from operations or any other performance measure derived in accordance with GAAP. We calculate Adjusted EBITDA as net income (loss) before interest, income taxes, depreciation and amortization, stock-based compensation expense, non-cash charges and certain other expenses. We calculate Adjusted EBITDA Margin as Adjusted EBITDA divided by net sales.
Adjusted EBITDA and Adjusted EBITDA Margin are key metrics used by management and our board of directors to assess our consolidated financial performance. These non-GAAP financial measures are frequently used by analysts, investors and other interested parties to evaluate companies in our industry. In addition to covenant compliance and executive performance evaluations, we use these non-GAAP financial measures to supplement GAAP measures of performance to evaluate the effectiveness of our consolidated business strategies, to make budgeting decisions and to compare our performance against that of other peer companies using similar measures. We use Adjusted EBITDA Margin to evaluate our ability to generate profitable sales.
Adjusted EBITDA and Adjusted EBITDA Margin contain certain other limitations, including the failure to reflect our cash expenditures, cash requirements for working capital needs, cash expenditures to replace assets being depreciated and amortized and interest expense, or the cash requirements necessary to service interest on principal payments on our indebtedness. In evaluating Adjusted EBITDA and Adjusted EBITDA Margin, you should be aware that in the future we will incur expenses that are the same as or similar to some of the adjustments in this presentation, such as stock-based compensation expense, derivative fair value adjustments, and foreign currency transaction losses. Management compensates for these limitations by relying on our GAAP results and using non-GAAP measures on a supplemental basis.
The following tables present a reconciliation of Adjusted EBITDA to Net income, the most comparable GAAP measure, for the periods presented (amounts in thousands):

	Fiscal Year Ended March 31, 2022
	Historical	ESOP Transition Events	401k Expense	Pro Forma
Net income	$275,026	$79,980	$(6,750)	$348,256
Depreciation and amortization	141,808	—	—	141,808
Interest expense	33,550	—	—	33,550
Income tax expense	110,071	3,856	(2,250)	111,677
EBITDA	560,455	83,836	(9,000)	635,291
Loss on disposal of assets and costs from exit and disposal activities	3,398	—	—	3,398
ESOP and stock-based compensation expense	77,559	(53,401)	—	24,158
ESOP acceleration and special dividend compensation	30,435	(30,435)	—	—
Transaction costs	3,539	—	—	3,539
Other adjustments	656	—	—	656
Adjusted EBITDA	$676,042	$—	$(9,000)	$667,042
Adjusted EBITDA Margin	24.4%			24.1%